Exhibit (b)(14)
POWER OF ATTORNEY
The undersigned directors of COUNTRY Investors Life Assurance Company, an Illinois stock insurance company (the “Company”), hereby constitute and appoint James M. Jacobs and David A. Magers, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution to each, for him and on his behalf and in his name, place and stead, to execute and file any of the documents referred to below relating to registration number 333-104424 under the Securities Act of 1933 and registration number 811-21330 under the Investment Company Act of 1940 with respect to any insurance or annuity contracts: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents and him or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.
IN WITNESS WHEREOF, the undersigned has hereto set his or her hand on the date set forth below.

NAME	DATE

/s/ Philip Nelson Philip Nelson	12/21/2009

/s/ Richard Geuber, Jr Richard Guebert, Jr.	12/212009

/s/ Michael Kenyon Michael Kenyon	12/21/2009

/s/ Charles Cawley Charles Cawley	12/21/2009

/s/ Wayne Anderson Wayne Anderson	12/21/2009

/s/ James Schielein James Schielein	12/21/2009

/s/ Scott Halpin Scott Halpin	12/21/2009

/s/ William Olthoff William Olthoff	12/21/2009

/s/ David Meiss David Meiss	12/21/2009

/s/ Kent Schleich Kent Schleich	12/21/2009

NAME	DATE

/s/ Terry Pope Terry Pope	12/21/2009

/s/ Dale Hadden Dale Hadden	12/21/2009

/s/ Troy Uphoff Troy Uphoff	12/21/2009

/s/ Chris Hausman Chris Hausman	12/21/2009

/s/ Richard Ochs Richard Ochs	12/21/2009

/s/ Steve Hosselton Steve Hosselton	12/21/2009

/s/ Chad Schultz Chad Schultz	12/21/2009

/s/ Darryl Brinkmann Darryl Brinkmann	12/21/2009

/s/ J.C. Pool J.C. Pool	12/21/2009

/s/ James Anderson James Anderson	12/21/2009